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                                                                   EXHIBIT 99.6



                               WAIVER OF INTEREST

To:                G.G.S. Plastic Engineering Inc. (the "Corporation")

AND TO:            The Directors Thereof



                    The undersigned, being, directly or indirectly, shareholders of the Corporation hereby waive any entitlement to interest on all shareholder loans advanced by us to the Corporation for the Corporation's fiscal year ended July 31, 2003.

                    DATED at the Town of Caledon this 30th day of July, 2003.



                                       /s/  Goyko Martinovic
                                            -----------------------------------
                                                Goyko Martinovic



                                       /s/  Gavrilo Martinovic
                                            -----------------------------------
                                                Gavrilo Martinovic